Exhibit 99.1

FOR IMMEDIATE RELEASE:	FOR FURTHER INFORMATION:
Monday, April 2, 2012	Investors: James A. Graner (612) 623-6635

GRACO CLOSES FINISHING BRANDS ACQUISITION

Powder Finishing business to be consolidated with Graco’s Industrial Segment,

while Liquid Finishing businesses to be held separate under FTC order

MINNEAPOLIS, MN (April 2, 2012) - Graco Inc. (NYSE: GGG) announced today that it has closed on its $650 million acquisition of the Illinois Tool Works Inc. (NYSE: ITW) finishing businesses. The Company previously announced that it reached an agreement with the United States Federal Trade Commission (“FTC”), which allowed for closing to occur while the FTC investigates and considers a settlement proposal from Graco.

The acquisition includes complementary powder and liquid finishing equipment operations, technologies and brands. In powder finishing, Graco has added Gema®, a global leader in superior powder coating technology (the “Powder Finishing” business), and approximately one-third of the purchase price is expected to be allocated to this business. In industrial liquid finishing, the acquisition includes Binks® spray finishing equipment, DeVilbiss® spray guns and accessories, Ransburg® electrostatic equipment and accessories and BGK curing technology (excluding Powder Finishing, collectively known as the “Liquid Finishing” businesses).

As disclosed on March 27, 2012, the FTC has issued an order for Graco to hold the Liquid Finishing assets separate from the Powder Finishing and other Graco businesses while the FTC investigates and considers a settlement proposal from Graco. In compliance with the FTC’s order, the Liquid Finishing businesses have been acquired into a structure that limits commingling of the Liquid Finishing operations with Graco’s other businesses. Although the Liquid Finishing businesses are wholly-owned by Graco, they will be run independently by existing management under the supervision of a trustee who reports directly to the FTC.

At the completion of its review, the FTC will issue a final decision and order that will identify the products, businesses and/or assets that Graco will be required to divest. Such divestiture must be completed in the 180 days following the issuance of the final decision and order and may include up to all of the Liquid Finishing businesses.

Graco Inc. supplies technology and expertise for the management of fluids in both industrial and commercial applications. It designs, manufactures and markets systems and equipment to move, measure, control, dispense and spray fluid materials. A recognized leader in its specialties, Minneapolis-based Graco serves customers around the world in the manufacturing, processing, construction and maintenance industries. For additional information about Graco Inc., please visit us at www.graco.com.

Cautionary Statement Regarding Forward-Looking Statements

A forward-looking statement is any statement made in this release that reflects the Company’s current thinking on the acquisition of the finishing business from ITW. All forecasts and projections are forward-looking statements. The Company undertakes no obligation to update these statements in light of new information or future events.

The Company desires to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 by making cautionary statements concerning any forward-looking statements made by or on behalf of the Company. The Company cannot give any assurance that the results forecasted in any forward-looking statement will actually be achieved. Future results could differ materially from those expressed, due to the impact of changes in various factors. These risk factors include, but are not limited to: whether and when the required regulatory approvals will be obtained, whether and when the Company will be able to realize the expected financial results and accretive effect of the transaction, how customers, competitors, suppliers and employees will react to the transaction, economic changes in global markets, the extent of the acquired businesses required to be divested, whether the Company will be able to find a suitable purchaser(s) and structure the divestiture on acceptable terms, and whether the Company will be able to complete a divestiture in a time frame that is satisfactory to the Federal Trade Commission. Please refer to Item 1A of, and Exhibit 99 to, the Company’s Annual Report on Form 10-K for fiscal year 2011 for a more comprehensive discussion of other risk factors that relate generally to the Company’s business and financial condition. The Annual Report on Form 10-K is available on the Company’s website at www.graco.com and the Securities and Exchange Commission’s website at www.sec.gov.

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